SADLERGIBB & ASSOCIATES, LLC

CERTIFIED PUBLIC ACCOUNTANTS

August 6, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Green 4 Media, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 6, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC